Exhibit 5.1





                                   May 9, 2003



ChevronTexaco Corporation
6001 Bollinger Canyon Road
San Ramon, CA 94583

            Re:   Registration Statement on Form S-8


Ladies and Gentlemen:

            With reference to the Registration Statement on Form S-8 to be filed by ChevronTexaco Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, relating to the 390,208 shares of the Company's common stock, par value $0.75 per share issuable pursuant to the ChevronTexaco Corporation Non-Employee Directors' Equity Compensation and Deferral Plan (the "2003 Directors' Plan"), it is our opinion that such shares, when sold in accordance with the 2003 Directors' Plan and applicable resolutions of the Board of Directors, are legally issued, fully paid and nonassessable.

            The foregoing opinion is limited to the federal laws of the United States, the laws of the State of California, and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

            We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement on Form S-8.




                                                Very truly yours,

                                                /s/ PILLSBURY WINTHROP LLP

                                                PILLSBURY WINTHROP LLP


[E-04843]